Exhibit 99.1

Sensus Healthcare Second Quarter Financial Results Feature Continued Strong Revenue Growth

Ships 21 systems including 12 SRT-100 Vision™ systems

Conference call begins at 4:30 p.m. Eastern time today

BOCA RATON, Fla. (August 2, 2018) – Sensus Healthcare, Inc. (Nasdaq: SRTS), a medical device company specializing in the non-invasive treatment of non-melanoma skin cancers and keloids with superficial radiation therapy (SRT), announces financial results for the three and six months ended June 30, 2018.

Highlights from the second quarter of 2018 and recent weeks include:

●	Achieved 11 consecutive quarters of year-over-year double-digit revenue growth, with revenues up 22% to $6.1 million

●	Narrowed net loss to $0.04 per share from $0.12 per share a year ago

●	Shipped 21 systems, including 12 feature-rich, premium SRT-100 Vision™ systems

●	Completed several international distribution agreements and made first sale under the new agreement with CellMark Medical

●	Hired VP Oncology Sales and VP Clinical Development

●	Prepared for the launch of the SRT-100 Plus™ system following clearance by the U.S. Food and Drug Administration (FDA)

Management Commentary

“During the second quarter we continued to execute very well on our business plan, once again posting double-digit year-over-year revenue growth, expanding our distribution network and making further investments in research and development, including for Intraoperative Radiation Therapy (IORT) development as well as our laser business,” said Joe Sardano, Chairman and Chief Executive Officer of Sensus Healthcare. “The use of image-guided superficial radiation is receiving increased attention from key opinion leaders, and I am very pleased with our efforts to highlight the non-invasive and efficacious attributes of SRT systems, in particular the SRT-100 Vision, and note that we now have several multi-center dermatology practices among our customers.”

Mr. Sardano added, “In anticipation of growth from new products and new markets, during the second quarter we made some key leadership hires while reinforcing our focus on international growth. Dr. Isabelle Raymond joined Sensus as Vice President – Clinical Development to spearhead our new dermatology and aesthetic medicine products and to build and lead our clinical and scientific programs. We added Rita Gable as Vice President of Sales – Oncology to accelerate the sales of SRT to the Oncology market and to lead the introduction of IORT into the U.S. market, upon regulatory approval. We hope to receive clearance from the FDA by the end of the year. We have been preparing the market by commencing discussions with key opinion leaders. These hires have freed Rick Golin, Executive Vice President of International Sales, to focus on the worldwide market for our products. We have already signed new distribution agreements for multiple markets in Europe, Asia and Latin America. In addition, we joined with CellMark Medical to help with global distribution beyond our existing reach, and have already sold our first system under this agreement.”

Mr. Sardano added, “We completed manufacturing of the first units of the recently FDA cleared SRT-100 Plus™, which expands the energy range and includes Grenz rays used in the treatment of psoriasis. Our research studies in psoriasis are ongoing, and the results are expected to form the basis for marketing to physicians.

“We are very excited about the opportunities ahead of Sensus during the second half of 2018. While we are managing our operating expenses carefully, our plans call for continued investment in research and development that we expect to drive growth in 2019 and beyond,” Mr. Sardano concluded.

Financial Results for the Three Months Ended June 30, 2018

Revenues for the second quarter of 2018 increased 22% to $6.1 million, compared with $5.0 million for the second quarter of 2017. The increase is attributable to a higher number of units sold.

Gross profit for the second quarter of 2018 was $3.9 million, or 65.1% of revenue, compared with $3.4 million, or 68.7% of revenue, for the second quarter of 2017. The decrease in gross margin percentage was mainly due to lower average selling prices, as well as the product mix.

Selling and marketing expense for the second quarter of 2018 was $2.0 million, compared with $2.1 million for the second quarter of 2017.

General and administrative expense for the second quarter of 2018 was $0.9 million, largely unchanged from $0.9 million for the second quarter of 2017.

Research and development expense for the second quarter of 2018 was $1.6 million, compared with $1.2 million for the second quarter of 2017. The increase was due to the ongoing IORT project, along with additional product development in the Company’s new research facility in Israel.

The net loss for the second quarter of 2018 was $(0.5) million, or $(0.04) per share, compared with a net loss of $(0.8) million, or $(0.12) per share, for the second quarter of 2017.

Adjusted EBITDA for the second quarter of 2018 was $(0.2) million, compared with $(0.6) million for the second quarter of 2017. Adjusted EBITDA is defined as earnings before depreciation and amortization, income taxes, interest and stock-compensation expense. Please see below for a reconciliation between GAAP and non-GAAP financial measures, and the specific reasons these non-GAAP financial measures are provided.

Cash, cash equivalents and investments were $8.0 million as of June 30, 2018.

Financial Results for the Six Months Ended June 30, 2018

Revenues for the first half of 2018 increased 29% to $12.0 million, compared with $9.3 million for the first half of 2017. Gross profit for the first half of 2018 was $7.9 million, or 65.6% of revenue, compared with $6.3 million, or 67.2% of revenue, for the first half of 2017.

Selling and marketing expenses were $4.2 million for the first half of 2018, compared with $4.4 million for the first half of 2017. General and administrative expenses were $2.3 million year-to-date, compared with $2.0 million for the prior-year period. General and administration expenses for the six months ended June 30, 2018 include $0.4 million stock-based compensation expense related to stock grants in the first quarter of 2018. Research and development expenses for the first half of 2018 were $3.1 million, compared with $2.3 million for the first half of 2017.

The net loss for the first half of 2018 was $(1.7) million, or $(0.12) per share, compared with a net loss of $(2.3) million, or $(0.18) per share, for the first half of 2017.

Use of Non-GAAP Financial Information

This press release contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (GAAP). Sensus Healthcare management uses Adjusted EBITDA, a non-GAAP financial measure, in its analysis of performance. Adjusted EBITDA should not be considered a substitute for GAAP basis measures nor should it be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of Adjusted EBITDA, which excludes the impact of interest, income taxes, depreciation, amortization and stock-compensation expense, provides useful supplemental information that is essential to a proper understanding of the financial results of Sensus Healthcare. Non-GAAP financial measures are not formally defined by GAAP, and other entities may use calculation methods that differ from those used by Sensus Healthcare. As a complement to GAAP financial measures, management believes that Adjusted EBITDA assists investors who follow the practice of some investment analysts who adjust GAAP financial measures to exclude items that may obscure underlying performance and distort comparability. A reconciliation of the GAAP net loss to Adjusted EBITDA is provided in the schedule below.

SENSUS HEALTHCARE, INC.
GAAP TO NON-GAAP RECONCILIATION

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017

Net Income (Loss), as reported	$(540,651)	$(1,729,072)	$(1,666,563)	$(2,336,243)
Add:
Depreciation and amortization	132,969	97,367	233,503	191,524
Stock compensation expense	142,416	96,962	680,453	201,034
Interest, net	41,921	(1,738)	53,314	(16,281)
Adjusted EBITDA, non GAAP	$(223,345)	$(1,536,481)	$(699,293)	$(1,959,966)

Conference Call and Webcast

The Company will host an investment community conference call today beginning at 4:30 p.m. Eastern time, during which management will discuss financial results for the 2018 second quarter, provide a business update and answer questions. To access the conference call, the dial-in numbers are 855-940-9473 (U.S. Toll Free), 412-317-5220 (International) and 855-669-9657 (Canada Toll Free). Please direct the operator to be connected to the Sensus Healthcare call.

Following the conclusion of the conference call, a replay will be available through August 9, 2018 and can be accessed by dialing 877-344-7529 (U.S. Toll Free), 412-317-0088 (International) and 855-669-9658 (Canada Toll Free). All listeners should provide the following replay access code: 10122270. The call will also be archived on the Company’s website for a period of time at www.sensushealthcare.com.

About Sensus Healthcare

Sensus Healthcare, Inc. is a medical device company that is committed to providing non-invasive and cost-effective treatment for non-melanoma skin cancers and keloids. Sensus uses a proprietary low energy X-ray technology known as superficial radiation therapy (SRT), which is a result of over a decade of dedicated research and development. Sensus has successfully incorporated SRT therapy into its portfolio of treatment devices, the SRT-100™ and SRT-100 Vision™. To date, SRT technology has been used to effectively and safely treat oncological and non-oncological skin conditions in thousands of patients. For more information, visit http://www.sensushealthcare.com.

Forward-Looking Statements

This press release includes statements that are, or may be deemed, ‘‘forward-looking statements.’’ In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately,” “potential” or, in each case, their negative or other variations thereon or comparable terminology, although not all forward-looking statements contain these words.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, and healthcare, regulatory and scientific developments and depend on the economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward looking statements contained in this press release, as a result of, among other factors: our ability to achieve and sustain profitability; market acceptance of our product lines; our ability to successfully commercialize our products; our ability to compete effectively in selling our products and services, including responding to technological change and cost containment efforts of our customers; our need and ability to obtain additional financing in the future, as well as complying with the restrictions our existing revolving credit facility imposes; our ability to expand, manage and maintain our direct sales and marketing organizations; our actual financial results may vary significantly from forecasts and from period to period; our ability to successfully develop new products, improve or enhance existing products or acquire complementary products, technologies, services or businesses; our ability to obtain and maintain intellectual property of sufficient scope to adequately protect our products, and our ability to avoid infringing or otherwise violating the intellectual property rights of third parties; market risks regarding consolidation in the healthcare industry; the willingness of healthcare providers to purchase our products if coverage, reimbursement and pricing from third party payors for procedures using our products declines; the level and availability of government and third party payor reimbursement for clinical procedures using our products; our ability to effectively manage our anticipated growth, including hiring and retaining qualified personnel; the regulatory requirements applicable to us and our competitors; our ability to manufacture our products to meet demand; our reliance on third party manufacturers and sole- or single-source suppliers; our ability to reduce the per unit manufacturing costs; our ability to efficiently manage our manufacturing processes; the regulatory and legal risks, and certain operating risks, that our international operations subject us to; off label use of our products; the fact that product quality issues or product defects may harm our business; the accuracy of our financial statements and accounting estimates, including allowances for accounts receivable and inventory obsolescence; any product liability claims; limited trading in our shares and the concentration of ownership of our shares; cyberattacks and other data breaches and the adverse effect on our reputation; new legislation, administrative rules, or executive orders, including those that impact taxes and international trade regulation; the provisions in our certificate of incorporation, bylaws, or Delaware law that discourage takeovers or that limit certain disputes to be brought exclusively in the Delaware Court of Chancery; concentration of our customers in the U.S. and China; and other risks described from time to time in Sensus Healthcare’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K.

In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this press release, they may not be predictive of results or developments in future periods. Any forward-looking statements that we make in this press release speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this press release. You should read carefully our “Cautionary Note Regarding Forward-Looking Information” and the factors described in the “Risk Factors” section of our periodic reports filed with the Securities and Exchange Commission to better understand the risks and uncertainties inherent in our business.

Contact:
LHA Investor Relations

Kim Sutton Golodetz

212-838-3777

kgolodetz@lhai.com

SENSUS HEALTHCARE, INC.

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	For the Three Months Ended June 30,		For the Six Months ended June 30,
	2018	2017	2018	2017

Revenues	$6,056,735	$4,968,165	$12,012,197	$9,322,514
Cost of Sales	2,116,108	1,553,932	4,131,308	3,053,633
Gross Profit	3,940,627	3,414,232	7,880,889	6,268,881
Operating Expenses
Selling and marketing	1,960,309	2,100,983	4,175,220	4,364,464
General and administrative	913,624	919,755	2,255,876	1,962,173
Research and development	1,565,424	1,159,322	3,063,042	2,294,747
Total Operating Expenses	4,439,357	4,180,060	9,494,138	8,621,384
Loss From Operations	(498,730)	(765,827)	(1,613,249)	(2,352,503)
Other Income (Expense)
Interest income	23,590	19,491	45,612	40,675
Interest expense	(65,511)	(17,774)	(98,926)	(24,415)
Other Income (Expense), net	(41,921)	1,717	(53,314)	16,260
Net Loss	$(540,651)	$(764,110)	$(1,666,563)	$(2,336,243)
Net Loss per share – basic and diluted	$(0.04)	$(0.06)	$(0.12)	$(0.18)
Weighted average number of shares used in computing net loss per share – basic and diluted	13,378,276	13,222,954	13,355,044	13,221,072

SENSUS HEALTHCARE, INC.
CONDENSED BALANCE SHEETS

(unaudited)

	As of June 30,	As of December 31,
	2018	2017

Assets
Current Assets
Cash and cash equivalents	$8,012,776	$10,085,468
Accounts receivable, net	8,048,367	4,958,255
Inventories	1,568,424	1,171,383
Investment in debt securities	—	1,104,635
Prepaid and other current assets	1,158,952	566,972
Total Current Assets	18,788,519	17,886,713
Property and Equipment, Net	823,528	394,078
Patent Rights, Net	481,930	530,123
Deposits	26,836	24,272
Total Assets	$20,120,813	$18,835,186
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$4,069,133	$4,067,894
Product warranties	114,869	146,722
Deferred revenue, current portion	761,080	652,242
Total Current Liabilities	4,945,082	4,866,858
Revolving Credit Facility	4,215,633	2,214,970
Deferred Revenue, Net of Current Portion	293,714	73,083
Total Liabilities	9,454,429	7,154,911
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, 5,000,000 shares authorized and none issued and outstanding.	—	—
Common stock, $0.01 par value – 50,000,000 authorized; 13,582,151 issued and 13,548,697 outstanding at June 30, 2018; 13,522,168 and 13,488,714 issued and outstanding at December 31, 2017.	135,821	135,221
Additional paid-in capital	23,833,713	23,181,641
Treasury stock, 33,454 and 0 shares at cost, at December 31, 2017 and 2016, respectively.	(133,816)	(133,816)
Accumulated deficit	(13,169,334)	(11,502,771)
Total Stockholders’ Equity	10,666,384	11,680,275
Total Liabilities and Stockholders’ Equity	$20,120,813	$18,835,186

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